SANGUINE CORPORATION
                 101 East Green Street, Suite 101
                    Pasadena, California 91105



March 1, 2001



Westbury Consultancy Services Ltd.
8 C Rue Champel
Geneve, Suisse

Attention:     Dr. Luis Copellat

Re: Letter of Westbury Consultancy Services Ltd. received February 27, 2001, respecting the cancellation of the Warrant Agreement, its Addendum and related Warrant dated March 20, 2000, respecting 12,000,000 shares of common stock underlying such Warrant of Sanguine Corporation ("Sanguine")

Dear Dr. Copellat:

          Thank you for the above reference letter terminating our Warrant Agreement, as amended, and the Warrant. We are sorry that your services could not be provided to us.

          We hereby accept your letter, release you from any further obligations under the Warrant Agreement as amended, and have canceled the Warrant. We would appreciate your forwarding the originally signed Warrant dated March 20, 2000, for our records.

          We have engaged counsel to amend the SB-2 Registration Statement to remove these shares as "registered ."

          We hope you remaining investment in Sanguine is very beneficial to you.

          Thank you.

                                   Sincerely,


                                   Thomas C. Drees, Ph.D., President
cc.       Jennifer Arangio, Esq.
               Via Facsimile: 212-248-2365